UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2023

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

In connection with our previously disclosed process of initiating expense reductions to lower operating expenses and reduce our overall cash burden, on June 16, 2023, Surgalign Holdings, Inc. (the “Company, authorized a reduction in workforce which will result in the termination of approximately 25 employees, effective June 16, 2023.

This reduction in workforce is expected to reduce expenses by approximately $3.5 million over the next 12 months which mainly consists of salary and benefits. The Company expects that employees affected by the reduction in workforce may be eligible to receive, among other things, severance payments based on the applicable employee’s level at the Company and the continuation of benefits for a specified time period post-termination, subject in all respects to any applicable legal requirements or approvals, as well as each affected employee’s execution of a separation agreement that includes a general release of any and all potential claims or causes of action that any such employee may have against the Company.

The Company expects to incur a one-time charge of approximately $242,000 in the second quarter of 2023 related to the reduction in workforce, consisting primarily of one-time severance payments upon termination of the employees impacted by the reduction in workforce and continued benefits for a specific period of time. The Company intends all cash severance payments to be made by the end of the third quarter, subject in all respects to any applicable legal requirements or approvals. The Company expects such payments to be the only direct expense of the reduction in workforce. The estimated charges that the Company expects to incur in connection with, or as a result of, the reduction in workforce, are subject to a number of assumptions, and actual results may differ materially.

The Company may also incur additional costs not currently contemplated due to unanticipated events that may occur directly as a result of, or that are associated with, the reduction in workforce.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Commercial Officer

On June 12, 2023, the Company eliminated the position of Chief Commercial Officer, effective immediately. In connection thereof, the Company entered into a Consultant and Separation Agreement (the “Consulting Agreement”) with William S. Durall, the Company’s Chief Commercial Officer, pursuant to which the parties agreed that Mr. Durall would transition from providing services to the Company as an employee to providing services as a consultant.

Pursuant to the Consulting Agreement, Mr. Durall agreed to provide certain specified services to the Company for four months in exchange for a monthly payment of $33,000. Mr. Durall may terminate the Consulting Agreement for any reason upon 30 days’ notice; the Company may terminate the Consulting Agreement for cause at any time. In the event Mr. Durall fails to execute an effective release of claims (as described below), the Consulting Agreement will automatically terminate.

In order for the Consulting Agreement to continue in effect, Mr. Durall is required to execute a release of claims against the Company including all of its affiliates, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys regarding, among other things, claims arising out of (i) his hiring, compensation, benefits, and employment with the Company, and (ii) his separation from employment with the Company. Mr. Durall also agreed to a customary covenant not to sue and a nondisclosure and confidentiality covenant.

Mr. Durall also acknowledged in his Consulting Agreement that his termination of employment will be treated as a voluntary termination without good reason for all purposes and that he will continue to comply with any restrictive covenant agreements with the Company.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Retention & Incentive Payments

On June 12, 2023, upon the recommendation of the Compensation Committee and Board approval, the Company entered into a Senior Executive Retention and Incentive Letter Agreement (each, a “Retention Letter”), with each of Terry Rich (Chief Executive Officer) and Dave Lyle (Chief Financial Officer).

Pursuant to the Retention Letters, each of Messrs. Rich and Lyle is entitled to receive a cash retention bonus of $550,000 and $350,000, respectively, which the Company has paid. In the event the employment of each executive is terminated prior to the earlier of December 31, 2023 or the completion of the Company’s restructuring process as described in the Retention Letter (the “Retention Date”) for any reason other than a termination by the Company for “cause”, a resignation for “good reason”, or due to death or “disability” (in each case, as defined in the Retention Letter), the executive would be obligated to pay back the full after-tax amount of the retention bonus.

In addition, pursuant to the Retention Letters, each of Messrs. Rich and Lyle are eligible to receive a cash incentive bonus in an aggregate amount of up to $550,000 and $350,000, respectively, in one or more installments upon terms and conditions related to the successful completion of the Company’s restructuring process as determined in the sole discretion of the Board, subject to each executive’s continued employment. In the event the conditions for payment of any portion of the Incentive Bonus has not been satisfied as of the Retention Date, any unpaid portion would be forfeited.

The foregoing description of the Retention Letters is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached at Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Forward-Looking Statements

Information contained in this filing contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” “requires,” “hopes,” “assumes” or comparable terminology, or by discussions of strategy. These forward-looking statements are based on current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Do not unduly rely on forward-looking statements. These statements give our expectations about future performance, but there can be no assurance that the future results covered by these forward-looking statements will be achieved. Some of the matters described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, or in subsequent Quarterly Reports on Form 10-Q, constitute cautionary statements which identify some of the factors regarding these forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results indicated in these forward-looking statements. Other factors could also cause actual results to vary materially from the future results indicated in such forward-looking statements.

Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding; (iii) the need for additional financing to fund future operations; (iv) our expectations regarding our ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Global Select Market; (v) our financial position and results, total revenue, product revenue, gross margin, and operations; (vi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (vii) risks relating to existing or potential litigation or regulatory actions; (viii) the continued impact of COVID-19 variants, particularly in international markets served by the Company; (ix) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy; (x) the reliability of our supply chain; (xi) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (xii) whether or when the demand for procedures involving our products will increase; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain; (xv) the effect and timing of changes in laws or in governmental regulations; and (xvi) other risks described in our public filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Description

10.1	Consultant and Separation Agreement between the Company and William S. Durall.

10.2	Retention Letter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: June 16, 2023	By:	/s/ Paolo G. Amoruso
Name: Paolo G. Amoruso
Title: Chief Legal Officer